As Filed With the Securities and Exchange Commission on December 22, 2015
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware	05-0376157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

313 Iron Horse Way Providence, Rhode Island 02908
(Address of Principal Executive Offices) (Zip Code)
UNITED NATURAL FOODS, INC. AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
(Full title of the plan)

Michael P. Zechmeister Senior Vice President, Chief Financial Officer and Treasurer 313 Iron Horse Way Providence, Rhode Island 02908 (401) 528-8634
(Name, address, and telephone number of Registrant’s agent for service)

Copy to:
Joseph J. Traficanti Senior Vice President and General Counsel 313 Iron Horse Way Providence, Rhode Island 02908 (401) 528-8634

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒                            Accelerated filer ☐      Non-accelerated filer ☐ (Do not check if a smaller reporting company)     Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	2,000,000 shares	$39.43	$78,860,000	$7,941.20

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high ($40.03) and low ($38.83) prices of the Registrant’s Common Stock on the Nasdaq Global Select Market on December 15, 2015.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.01 per share (the “Common Stock”), of United Natural Foods, Inc., a Delaware corporation (the “Registrant”), issuable pursuant to the United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan. The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-185637), filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2012, is hereby incorporated by reference.

Item 8.    Exhibits.

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as amended (restated for Commission filing purposes only) (Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on March 12, 2015 (File No. 001-15723) and incorporated by reference herein)

4.2
Second Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 29, 2015 (File No. 001-15723) and incorporated by reference herein)

5.1	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)
99.1
United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan (Filed as Appendix A to the Registrant’s Proxy Statement for the Annual Meeting held on December 16, 2015 on Schedule 14A, filed with the Commission on November 6, 2015 (File No. 001-15723) and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Providence, State of Rhode Island, on this 22nd  day of December, 2015.

UNITED NATURAL FOODS, INC.

By:	/s/ MICHAEL P. ZECHMEISTER
Michael P. Zechmeister
Senior Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Steven L. Spinner and Michael P. Zechmeister as his/her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

This power of attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ STEVEN L. SPINNER	President, Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2015
Steven L. Spinner
/s/ MICHAEL P. ZECHMEISTER	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	December 22, 2015
Michael P. Zechmeister
/s/ MICHAEL S. FUNK	Chair of the Board	December 22, 2015
Michael S. Funk
/s/ ERIC F. ARTZ	Director	December 22, 2015
Eric F. Artz
/s/ ANN TORRE BATES	Director	December 22, 2015
Ann Torre Bates
/s/ DENISE M. CLARK	Director	December 22, 2015
Denise M. Clark
/s/ GAIL A. GRAHAM	Director	December 22, 2015
Gail A. Graham
/s/ JAMES P. HEFFERNAN	Director	December 22, 2015
James P. Heffernan
/s/ PETER ROY	Director	December 22, 2015
Peter Roy

EXHIBIT INDEX

Exhibit Number	Description
4.1
Certificate of Incorporation of the Registrant, as amended (restated for Commission filing purposes only) (Filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed with the Commission on March 12, 2015 (File No. 001-15723) and incorporated by reference herein)

4.2
Second Amended and Restated Bylaws of the Registrant (Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 29, 2015 (File No. 001-15723) and incorporated by reference herein)

5.1	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Registration Statement)
99.1
United Natural Foods, Inc. Amended and Restated 2012 Equity Incentive Plan (Filed as Appendix A to the Registrant’s Proxy Statement for the Annual Meeting held on December 16, 2015 on Schedule 14A, filed with the Commission on November 6, 2015 (File No. 001-15723) and incorporated by reference herein)